FREE WRITING PROSPECTUS	Filed Pursuant to Rule 433
Dated September 24, 2013	Registration No. 333-167044
Registration No. 333-167044-01

  $350mm Ally Master Owner Trust 2013-3

Joint-Leads: Citi (str), Credit Ag

CL	AMT(MM)	WAL	F/S&P	E.FNL	L.FNL	Coupon	Price
A	$350	2.96	AAA/AAA	09/15/16	09/17/18	1ML+52	100-00

TICKER:	AMOT 2013-3
REGISTRATION:	SEC Registered
TRADE:	9/24/2013
EXPECTED RATINGS:	Fitch/S&P
SETTLE:	09/30/13
FIRST PAY:	10/15/13
ERISA ELIGIBLE:	Yes
BILL & DELIVER:	Citi
MIN DENOMS:	$100K × $1K
CUSIP:	02005A DN5

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. Any legends, disclaimers or notices that appear below are not applicable to this message and should be disregarded. Such text has been automatically generated via bloomberg or another system.